                                                                    EXHIBIT 10.5















                      BALTIMORE COUNTY SAVINGS BANK, FSB
                          INCENTIVE COMPENSATION PLAN

                              ___________________

                              BASIC PLAN DOCUMENT

                              ___________________

                      BALTIMORE COUNTY SAVINGS BANK, FSB
                          INCENTIVE COMPENSATION PLAN

                          ___________________________

                              BASIC PLAN DOCUMENT

                          ___________________________


                               Table of Contents

                                                        Page

ARTICLE I.      General Provisions....................   1

ARTICLE II.     Definitions...........................   1

ARTICLE III.    Eligibility and Participation.........   4

ARTICLE IV.     Benefits..............................   4

ARTICLE V.      Deferred Compensation.................   8

ARTICLE VI.     Plan Administration...................   9

ARTICLE VII.    Amendment and Termination.............  10

ARTICLE VIII.   General Provisions....................  10

                      BALTIMORE COUNTY SAVINGS BANK, FSB
                          INCENTIVE COMPENSATION PLAN

                              ___________________

                              BASIC PLAN DOCUMENT

                              ___________________


ARTICLE I.     GENERAL PROVISIONS

     1.01      Purpose.  This Basic Plan Document and the Adoption Agreement
               -------
executed by the Employer together establish the Plan, which is being implemented and maintained for the purpose of providing select Directors and Key Employees with incentive compensation as selected in the Adoption Agreement in the form of Bonuses, Stock Options, and Restricted Stock in the event the Employer meets certain performance goals indicative of its profitability and stability in comparison to other financial institutions in its Peer Group.

     1.02      Construction.  The Employer intends that the Plan be an unfunded
               ------------
plan maintained primarily for the purpose of providing Incentive Awards, and that the Plan not constitute an "employee benefit plan" within the meaning of
              ---
ERISA. Notwithstanding the foregoing, it is intended that Article V of the Plan shall be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA. The Plan shall be administered, construed, and interpreted in a manner consistent with the purpose and intent set forth in this Section.

     1.03      Effective Date.  The Plan shall become effective on the date
               --------------
specified in the Adoption Agreement.

ARTICLE II.         DEFINITIONS

     Unless the context clearly requires otherwise, the terms defined in this
Article II shall, for all purposes of this Plan, have the respective meanings specified in this Article II.

     2.01      "Adoption Agreement" means the Adoption Agreement executed by the
                ------------------
Employer.

     2.02      "Basic Plan Document" means this Basic Plan Document associated
                -------------------
with the Baltimore County Savings Bank, FSB Incentive Compensation Plan.

     2.03      "Beneficiary" means the person or persons designated as a
                -----------
Participant's beneficiary or beneficiaries in accordance with Section 4.08 hereof or a Participant's deferred compensation agreement.

     2.04      "Board" means the Employer's Board of Directors.
                -----

     2.05      "Bonuses" mean cash bonuses payable to Participants pursuant to
                -------
Section 4.01 hereof.

     2.06      "CAMEL Rating" means the most recent CAMEL rating given for its
                ------------
safety and soundness.

     2.07      "Cause" means personal dishonesty, incompetence, willful
                -----
misconduct, breach of duty involving personal profits, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offense), or a material violation of a final cease-and-desist order or any other action which results in a substantial financial loss to the Employer. A determination of "Cause" shall be made by the Committee within its sole discretion.

     2.08      [Reserved for Future Use].

     2.09      "Code" means the Internal Revenue Code of 1986, as amended from
                ----
time to time. References to a Code section shall include any comparable section or sections of future legislation that amends, supplements or supersedes such section.

     2.10      "Committee" means the committee specified in the Adoption
                ---------
Agreement. In the absence at any time of a duly appointed committee, the Plan shall be administered by those members of the Employer's Board who are "disinterested persons" within the meaning of Rule 16b-3.

     2.11      "Common Stock" means the common stock identified in the Adoption
                ------------
Agreement.

     2.12      "Compensation" means (i) in the case of an Employee, the
                ------------
Employee's base salary for the Plan Year, as in effect on the last day of the Plan Year, and (ii) in the case of a Director who is not an Employee, the total fees that the Director receives for service on the Board during the Plan Year.

     2.13      "CRA" means the rating that the Employer or its primary banking
                ---
subsidiary receives for compliance with the Community Reinvestment Act, as amended from time to time, and for any particular Plan Year shall mean the most recent CRA Rating as of the last day of the Plan Year.

     2.14      "Director" means any member of the Board.
                --------

     2.15      "Disability" means a physical or mental condition that is
                ----------
expected to be of indefinite duration and to substantially impair the ability of a Participant to fulfill his duties to the Employer.

     2.16      "Efficiency Ratio" means the ratio of the Employer's non-interest
                ----------------
expense to the sum of its net interest income and non-interest income.

     2.17      "Eligible Director", "Eligible Employee", and "Eligible Key
                -----------------    -----------------        ------------
Employee" shall have the meaning set forth in the Adoption Agreement.
--------

     2.18      "Employee" means any individual who performs service for any
                --------
Employer and who is treated as an employee for payroll tax purposes.

     2.19      "Employer" has the meaning set forth in the Adoption Agreement.
                --------

     2.20      "ERISA" means the Employee Retirement Income Security Act of
                -----
1974, as amended from time to time.

     2.21      "Factors" mean, collectively, the factors identified in the
                -------
Adoption Agreement as being determinant of the Multiplier. When used in the singular, Factor means any Factor identified in the Adoption Agreement.
          ------

     2.22      "Incentive Awards" mean any benefits provided pursuant to Article
                ----------------
IV hereof, as modified by the Adoption Agreement.

     2.23      "Market Value" means the fair market value of a Share on the date
                ------------
of an Incentive Award, and shall be determined by the Committee in its discretion, provided that --

           (i) if the Common Stock is listed on a national securities exchange (including the Nasdaq National Market System or SmallCap Market), Market Value means the average of the highest and lowest selling prices on the exchange on the most recent date on which a sale occurred; and

          (ii) if the Common Stock is traded otherwise than on a national securities exchange but bid and asked prices are available, Market Value means the average of its bid and asked price on the most recent date on which there was a bid and asked price.

     2.24      "Multiplier" shall, for any Plan Year, be determined in
                ----------
accordance with Part IV of the Adoption Agreement. The Committee shall calculate the Multiplier as soon as practicable after the end of each Plan Year, and shall use such financial reports as are then reasonably available (including Peer Group data for the 12-month period ending one calendar quarter before the Plan Year end). Notwithstanding the foregoing, the Committee may in its discretion adjust the Employer's financial results to take into account (as well as to disregard) extraordinary financial events such as an acquisition of another company.

     2.25      "NPL" means nonperforming loans (loans over 90 days delinquent
                ---
and real estate owned) as a percentage of total assets, as determined by the Committee in accordance with generally accepted accounting principles.

     2.26      "Option" a stock option that is granted pursuant to Section 4.03
                ------
hereof.

     2.27      "Participant" means an individual who has received an Incentive
                -----------
Award pursuant to Article IV hereof or has made a deferred compensation election pursuant to Article V hereof.

     2.28      "Participant Determination Date" has the meaning set forth in the
                ------------------------------
Adoption Agreement.

     2.29      "Peer Group" means the group of financial institutions identified
                ----------
in the Adoption Agreement.

     2.30      "Plan" means the Employer's Incentive Compensation Plan, as
                ----
established by the Employer's execution of the Adoption Agreement.

     2.31      "Restricted Stock Award" means an award pursuant to Section 4.02
                ----------------------
hereof.

     2.32      "ROA" means return-on-assets, as determined by the Committee in
                ---
accordance with generally accepted accounting principles.

     2.33      "ROE" means return-on-equity, as determined by the Committee in
                ---
accordance with generally accepted accounting principles.

     2.34      "Share" means one share of Common Stock.
                -----

     2.35      "Year of Service" means the number of full 12-month periods,
                ---------------
measured from the date of an Incentive Award and each anniversary of that date during which a Participant has remained in the service of the Employer.

ARTICLE III.        ELIGIBILITY AND PARTICIPATION

     The Committee shall make determinations of eligibility and participation in accordance with the Adoption Agreement.

ARTICLE IV.         BENEFITS

     As soon as practicable after the end of the Plan Year, the Committee shall make the Incentive Awards provided for in this Article IV.

     4.01      Bonuses.  In accordance with the Adoption Agreement, the
               -------
Committee shall determine the Bonuses payable to Eligible Directors and Eligible Key Employees, and shall promptly notify the Employer of the Bonuses to be paid to such individuals. Notwithstanding the foregoing, the Committee shall proportionately reduce the Bonuses paid hereunder for the Plan Year to the extent necessary to ensure that (i) the aggregate amount paid as Bonuses does not jeopardize the status of the Employer (or its primary banking subsidiary) as a well-capitalized institution, or (ii) such reduction is necessary to ensure that no Participant receives overall compensation that is excessive under applicable safety and soundness standards.

     4.02      Restricted Stock Award.  In accordance with the Adoption
               ----------------------
Agreement, the Committee shall make Restricted Stock Awards to Eligible Directors and Eligible Key Employees, and shall promptly provide each recipient of an award with a notice thereof.

          (a) General Vesting Rule. The Shares subject to a Restricted Stock Award shall become vested and nonforfeitable according to the schedule set forth in the Adoption Agreement. The Employer shall deliver to the Committee all Shares subject to Restricted Stock Awards, and the Committee shall hold such Shares in escrow until they are transferred to Participants in accordance with this Section. In this regard, the relationship of the Committee to the Employer shall be that of agent to principal.

          (b) Exception for Termination due to Death or Disability. Notwithstanding the vesting schedule set forth in the Adoption Agreement, all Shares subject to a Participant's Restricted Stock Award shall become fully (100%) vested upon the Participant's termination of service with the Employer due to his death or Disability. Such Shares shall be transferred to the Participant (or, in the event of his death, his Beneficiary) as soon as practicable after the event that accelerates vesting hereunder.

          (c) Accrual of Dividends. Whenever the Committee transfers Shares to a Participant or Beneficiary under this Section, such Participant or Beneficiary shall also be entitled to receive, with respect to each Share transferred, both an amount equal to any cash dividends declared and paid between the date the relevant Restricted Stock Award was initially granted to the Participant and the date the Shares are being transferred. The Participant shall also receive the net earnings, if any, that are attributable to any cash dividends so paid out.

          (d) Timing of Distributions. The Committee shall transfer the Shares subject to a Restricted Stock Award to the Participant or his Beneficiary, as the case may be, as soon as practicable after the later of (i) the date they have become fully vested and nonforfeitable, or (ii) the date of distribution that the Participant elects in writing on a form and in a manner that is both acceptable to the Committee and delivered to the Committee within the 30-day period after the Participant receives the Restricted Stock Award covering such Shares. Any election that a Participant makes hereunder shall be irrevocable.

          (e) Form of Distribution. Whenever a Participant becomes entitled to receive Shares in accordance herewith, the Committee shall transfer such Shares, together with any Shares representing stock dividends, in the form of Common Stock. One Share of Common Stock shall be given for each Share earned.
Payments representing cash dividends (and earnings thereon) shall be made in cash.

          (f) Voting of Shares held in Escrow. After a Restricted Stock Award has been granted hereunder, the Committee shall vote the Shares subject thereto in the manner directed by the Board, and otherwise in the manner determined by the Committee in its sole discretion.

     4.03      Stock Options.  In accordance with the Adoption Agreement, the
               -------------
Committee shall grant Options to Eligible Directors and Eligible Key Employees, and shall promptly provide each recipient of an Option with a stock option agreement specifying the terms and conditions of the Option; provided that each Option shall have an exercise price per Share equal to its Market Value on the date of the grant, shall become exercisable in accordance with the schedule set forth in the Adoption Agreement, and shall expire on the earlier of ten years after the date of its grant, and --

          (a) two years after a Participant's service with the Employer terminates due to his death;

          (b) immediately upon the Participant's termination of service for Cause;

          (c) three months after a Participant's service with the Employer terminates for a reason other than death or Cause.

     Notwithstanding the vesting schedule set forth in the Adoption Agreement, all Shares subject to a Participant's Restricted Stock Award shall become fully (100%) vested upon the Participant's termination of service with the Employer due to his death or Disability.

     4.04      Revocation for Cause.  Notwithstanding anything herein to the
               --------------------
contrary, if the Participant is discharged from service with the Employer for Cause or is discovered after termination of service to have engaged in conduct that would have justified termination for Cause, the Committee may immediately revoke, rescind, and terminate any Incentive Award made under this Plan to the extent a Participant has not actually been paid a Bonus, exercised an Option, or received Shares upon the vesting of a Restricted Stock Award.

     4.05      Duty of the Committee.  The Committee shall have no
               ---------------------
responsibility to Participants other than (i) to inform the Employer, as soon as practicable after the end of each Plan Year, in writing, as to the Bonuses to be provided, (ii) to provide Eligible Directors and Eligible Key Employees with stock option agreements and Restricted Stock Awards if so elected in the Adoption Agreement, and (iii) to follow such reasonable directions as the Employer shall make as to the provision of such Incentive Awards to Participants.

     4.06  Minority, Disability, or Incompetency.  If any Incentive Award
           -------------------------------------
becomes payable or transferable under this Plan to a minor, to a person under legal disability or to a person not adjudicated incompetent but who the Committee in its discretion determines to be incapable by reason of illness or mental or physical disability of managing his financial affairs, the Committee may direct that such Incentive Award be paid or transferred to the legal representative or custodian of such person or to any relative or friend of such person, or that such amount be paid directly for such person's support and maintenance. Payments so made in good faith shall completely discharge the Committee and the Employer of any and all obligations and liabilities with respect to such Incentive Awards.

     4.07      Designation of Beneficiary.  A Participant may file with the
               --------------------------
Committee a written designation of a Beneficiary who is to receive his or her vested benefits in the event of the Participant's death prior to his or her collection of said benefits. Such designation of Beneficiary may be changed at any time by written notice to the Committee. The designation last filed with the Committee shall be controlling. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of the Participant's death, the Participant's estate shall be deemed to be the Beneficiary for purposes of this Plan.

     4.08      Source of Benefits.  To the extent required under the Adoption
               ------------------
Agreement, the Employer shall pay Bonuses out of its general assets, provided that the Board may in its discretion establish and fund a grantor trust meeting the requirements of Revenue Procedure 92-64, as amended or revised from time to time. Nothing contained in the Plan itself shall constitute, or be treated as, a trust or create any fiduciary relationship (other than the Committee's retention of Shares in escrow pursuant to Section 4.02) . Except to the extent provided in Section 4.02 the Employer, shall not be under any obligation to segregate any assets for the purpose of providing Incentive Awards, and no person or entity which is entitled to payment under the terms of the Plan shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of the Employer. To the extent that a Participant or any other person acquires a right to receive any Benefit under the Plan, such right shall be limited to that of a recipient of an unfunded, unsecured promise to pay amounts in the future and the Participant's (or other person's) position with respect to such amounts shall be that of a general unsecured creditor.

     4.09      Shares Subject to the Plan. If items V(b) or V(c) of the Adoption
               --------------------------
Agreement are selected, then except as otherwise required hereunder, the aggregate number of Shares deliverable to Participants pursuant to the Plan shall not exceed the number of Shares designated in the Adoption Agreement. Such Shares may either be authorized but unissued Shares or Shares held in treasury. The number and kind of shares which may be purchased or issued under the Plan, and the number and kind of shares subject to outstanding Incentive Awards, shall be equitably adjusted for any increase, decrease, change, or exchange of Shares for a different number or kind of shares or other securities of the Bank or another company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed (including a transaction in which the Employer is not the surviving entity). In addition, the Committee shall have the discretionary authority to impose on the Shares subject to Incentive Awards such restrictions as the Committee may deem appropriate or desirable, including but not limited to a right of first refusal, or repurchase option, or both of these restrictions.

     If an Option should expire, become unexercisable or be forfeited for any reason without having been exercised in full, or if a Restricted Stock Award should be forfeited for any reason, the Shares subject to such Options or Restricted Stock Award shall, unless the Plan shall have been terminated, be available for the grant of additional Options or Restricted Stock Awards under the Plan.

ARTICLE V.     DEFERRED COMPENSATION

     This Article of the Plan establishes a deferred compensation program for Participants, subject to the terms and conditions provided in this Basic Plan Document and in the Adoption Agreement. In addition, the terms and conditions of the Deferred Compensation attached as Exhibit "A" are incorporated herein by reference, and may not be changed except through affirmative Board action in accordance with Article VII hereof.

     5.01      General Deferral Procedure.  In accordance with this Article, the
               --------------------------
individuals specified in the Adoption Agreement may elect, within 30 days of becoming a Participant or in advance of any October 1st, to defer all or any portion of the fees and/or compensation otherwise payable to him from any Employer, in cash, for any Plan Year in which the Plan is in effect. Deferred amounts shall be credited by the Employer at the end of each month, in accordance with the terms of the deferred compensation agreement entered into between the Participants and the Employer that would otherwise pay the Participant cash compensation.

     The funds so deferred shall be credited monthly by the Employer to a bookkeeping account ("Deferral Account") in the name of each Participant according to the terms of the Participant's deferred compensation agreement. In addition to the funds deferred monthly and credited to the Deferral Accounts of Participants, the Employer shall adjust each Account at the end of each Plan Year (i) to credit the Participant's Deferral Account with the appreciation or depreciation that would have occurred if the Deferral Account had been invested in the manner that the Participant selects in the deferred compensation agreement from among the measures selected by the Employer in the Adoption Agreement.

     5.02      Distributions to Participants.  A Participant's Deferral Account
               -----------------------------
shall be paid, in cash, in accordance with those terms set forth in his deferred compensation agreement which are applicable to the deferred amounts. If a Participant should die before receiving all deferred compensation benefits payable under this Article, then such payment(s) shall be made to the Participant's Beneficiary.

     5.03      Agreements.  Deferred compensation agreements made hereunder
               ----------
shall be prospective only and shall be irrevocable with respect to amounts deferred pursuant thereto, except that a Participant may at any time and from time to time (i) change the Beneficiary designated therein, (ii) prospectively change the investment selection applicable to his Deferral Account, and/or (iii) file a deferred compensation agreement which supersedes a prior deferred compensation agreement as to amounts deferred on or after the October 1st which coincides with or next follows execution of the superseding agreement. In addition, a Participant may at any time file a written notice with the Employer pursuant to which the Participant ceases future accruals as soon as practicable after the Employer receives such notice.

ARTICLE VI.         PLAN ADMINISTRATION

     6.01      The Committee.  In its sole and absolute discretion, which
               -------------
discretion when exercised shall be final and binding on all parties affected thereby, the Committee shall have the authority and the responsibility to control the administration and operation of the Plan in accordance with its terms including, without limiting the generality of the foregoing, the powers and duties: (i) to interpret, apply, and administer the Plan, to decide all questions of eligibility, participation, status, benefits, and rights of Participants and Beneficiaries under the Plan; (ii) to establish and amend such rules and procedures as it deems necessary or appropriate to the proper administration of the Plan; (iii) to employ or retain such agents as it deems necessary or advisable to assist in the administration of the Plan, and to delegate to the extent permitted by applicable law such powers and duties as it deems necessary or advisable; (iv) to prepare and file all statements, returns, and reports required to be filed by the Plan with any agency of government; (v) to comply with all requirements of applicable state and federal law including applicable securities, labor, and tax law; and (vi) to perform all functions otherwise assigned to it under the terms of the Plan.

     6.02      Claims Procedure.  Claims for Benefits under the Plan shall be
               ----------------
filed in writing with the Committee. Written notice of the Committee's disposition of a claim generally shall be furnished to the claimant within 60 days after the application therefor is filed. However, if special circumstances exist of which the Committee notifies the claimant within such 60 day period, the Committee may extend such period to the extent necessary, but in no event beyond 180 days after the claim is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. Any claimant who has been denied a Benefit shall be entitled, upon request to the Committee, to appeal the denial of his claim within 60 days following the Committee's determination described in the preceding sentence. Upon such appeal, the claimant, or his representative, shall be entitled to examine pertinent documents, submit issues and comments in writing to the Committee, and meet with the Committee. The Committee shall review its decision and issue a final decision to the claimant in writing, generally within 60 days following such appeal. However, if special circumstances exist of which the Committee notifies the claimant within such 60 day period, the Committee may extend such period to the extent necessary, but in no event beyond 120 days following such appeal.

ARTICLE VII.        AMENDMENT AND TERMINATION

     The Employer, acting by its Board, reserves the right at any time to terminate or amend the Plan in any manner and for any reason; provided, that no amendment or termination shall, without the consent of the Participant or, if applicable, the Beneficiary, adversely affect such Participant's or Beneficiary's rights with respect to Benefits accrued as of the date of such amendment or termination.

ARTICLE VIII.       GENERAL PROVISIONS

     8.01      Prohibition Against Alienation.  Benefits payable to a
               ------------------------------
Participant or Beneficiary under the terms of this Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, hypothecation, attachment, receivership, or encumbrance of any kind, nor shall it pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of the Participant or Beneficiary, except at such times and in such manner as provided in this Plan.

     8.02      No Enlargement of Employment Rights.  Nothing contained in this
               -----------------------------------
Plan shall give or be construed as giving any Employee or Director the right to be retained in the service of any Employer, or shall interfere with the right of any Employer to discharge or otherwise terminate any Employee's or Director's service at any time.

     8.03      Gender.  Whenever any masculine terminology is used in this Plan,
               ------
it shall be taken to include the feminine, unless the context otherwise indicates.

     8.04      Applicable Law.  This Plan shall be construed and regulated, and
               --------------
its validity and effect and the rights hereunder of all parties interested shall at all times be determined, in accordance with the laws of the State of Maryland, except to the extent such state law is preempted by federal law.

     8.05      Titles and Headings.  The titles and headings included herein are
               -------------------
included for convenience only and shall not be construed as in any way affecting or modifying the text of this Plan, which text shall control.

     8.06      Withholding.  The Committee and each Employer reserve the right
               -----------
to withhold from payments of Bonuses and other Incentive Awards such amounts of income, payroll, and other taxes as it deems advisable or required, and if the amount of such cash payment is not sufficient, the Committee or any Employer may require that the Participant or Beneficiary pay the amount required to be withheld as a condition of delivering Bonuses or other Incentive Awards.

                                                                     Exhibit "A"

                      BALTIMORE COUNTY SAVINGS BANK, FSB
                          INCENTIVE COMPENSATION PLAN

                        _______________________________

                        Deferred Compensation Agreement

                        _______________________________

     AGREEMENT, made this ____ day of ________, 199_, by and between _______________ (the "Participant"), and Baltimore County Savings Bank, FSB (the "Employer").

     WHEREAS, the Baltimore County Savings Bank, FSB has established the Baltimore County Savings Bank, FSB Incentive Compensation Plan (the "Plan"), and the Participant is eligible to make a deferred compensation election pursuant to
Article V of said Plan;

     NOW THEREFORE, it is mutually agreed as follows:

     1. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, makes the following elections:

          a. The amount of base fees/salary which the Participant hereby elects to defer is ______ percent (____%) of the amount otherwise earned from the date of this Agreement forward. The amount of cash bonuses payable under the Plan which the Participant hereby elects to defer is ______ percent (____%) of the amount otherwise earned from the date of this Agreement forward.

          b. Until distributed to the Participant, the amounts deferred pursuant hereto shall appreciate or depreciate for each Plan Year as though they were invested as follows:

              ___% in a fund having the highest interest rate which the Bank pays on certificates of deposit having a term of one year.

              ___% in a fund having a rate of return equal to the percentage designated in the Adoption Agreement (1.5%) times the Multiplier.

Deferred Compensation Agreement
Page 2

          c. The amounts deferred and any related accumulated income on such deferrals shall be distributed, in cash, beginning on the first day of the month following the Participant's ____ termination of service with the Employer, ____ attainment of age _____, OR ____ the later to occur of these events.

          d. The Participant hereby elects to have the amount deferred hereunder and earnings attributable thereto be distributed as follows: ____ one lump sum, or ____ substantially equal annual (____ monthly) payments over a period of ___ years.

     2. The Participant hereby designates the person(s) named below to be his or her primary beneficiary and to receive the balance of any unpaid deferred compensation and related earnings.

         ==================================================
         Name of Primary    Mailing Address   Percentage of
         Beneficiary                          Death Benefit
         --------------------------------------------------
                                                 ____%
         --------------------------------------------------

                                                 ____%
         ==================================================

     In the event that the primary beneficiary or beneficiaries named above are not living at the time of the Participant's death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

          Name: (1) __________________   (2)______________________
          Address:  __________________      ______________________
                    __________________      ______________________
          % of Death Benefit: ____%           ____%

Deferred Compensation Agreement
Page 3

     3. With respect to amounts deferred while this Agreement is in effect, the elections made hereunder shall be irrevocable, except that a Participant may at any time and from time to time prospectively change (i) the investment election made in paragraph 1.b. hereof, and (ii) the beneficiary designation made in paragraph 2 hereof. A Participant may at any time file a new agreement that supersedes this Agreement with respect to amounts earned from the date of the superseding agreement forward.

     4. The Employer agrees to make payment of the amount due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:                                   PARTICIPANT

-------------------------------------   ----------------------------------------

Print Name:                             Participant
            -------------------------


Witnessed by:                                   EMPLOYER

-------------------------------------   BALTIMORE COUNTY SAVINGS BANK, FSB

Print Name:
            -------------------------
                                        By
                                           --------------------------
                                           Its President

                      BALTIMORE COUNTY SAVINGS BANK, FSB
                          INCENTIVE COMPENSATION PLAN

                          ___________________________

                              ADOPTION AGREEMENT

                          ___________________________

     The Employer named below is hereby establishing an incentive compensation plan having the terms and conditions set forth in the attached Basic Plan Document, as modified by the elections made in this Adoption Agreement. The Employer recognizes and affirms that by leaving any box or line blank in this Adoption Agreement, the Employer has rejected the choice associated therewith.

I.   GENERAL INFORMATION ABOUT THE PLAN

     A. The name of this Plan is the Baltimore County Savings Bank, FSB Incentive Compensation Plan (the "Plan").

     B. The effective date of the Plan is October 1, 1994 (the "Effective
        Date").

     C. The fiscal year for the Plan is the 12-month period ending September 30 (the "Plan Year"), with the initial Plan Year beginning on the Effective Date and ending on September 30, 1995.

     D. The Plan is contingent upon its approval by --

        1. [  ] The Employer's primary banking regulator.


        2. [   ] a stockholder vote sufficient to satisfy the requirements of
           [   ] SEC Rule 16b-3, and/or [   ] Section 422 of the Code.



        3. [ X ] None of the above.


     E. The Employer's Peer Group shall consist of publicly-traded [ ] commercial banks [ X ] thrift institutions having --



        1. [   ] their headquarters in Maryland and  X  contiguous states.
                                                    ---

        2. [ X ] an asset size between $100 million and $300 million.

        3. [ X ] their headquarters in the United States.

II.  GENERAL INFORMATION ABOUT THE EMPLOYER


     A. The employer sponsoring the Plan is Baltimore County Savings Bank, FSB (the "Employer").

     B. The address of the Employer is 4111 East Joppa Road, Baltimore, Maryland 21128.

     C.  The Employer's taxpayer identification number is 52-0791958.

     D. The telephone number of the Employer is (410) 256-5000, and its facsimile number is (410) 529-0147.

     F. The Employer directs that the following individual receive information about the Plan: Gary Loraditch, Esquire, Vice President, Secretary and Treasurer.

     G. The committee (the "Committee") responsible for administering and interpreting the Plan shall --

         1. [   ] consist of the following individuals: _______________________,
                  _________________________, and ______________________.

         2. [ X ] be the Employer's Pension and Compensation Committee, as appointed by the Bank's Board of Directors (the "Board") from time to time.

     H.  The common stock to be reserved for issuance under the Plan shall
         be    N/A    shares of common stock, par value $___ per share, of N/A
           -----------                                                    -----
         (the "Common Stock").

III. ELIGIBILITY AND PARTICIPATION

     A. For each Plan Year, an individual will participate in the Plan if he or she falls within any one of the following classes on a Participant Determination Date:

         1. [ X ] Member of the Board (whether or not he or she is an employee) ("Eligible Directors").

         2. [ X ] Key Employees designated by the Board for fiscal years beginning after 1995 ("Eligible Key Employees").

         3. [   ] Employees who are normally scheduled, on a Participant
                  Determination Date, to work more than ___ hours per week ("Eligible Employees").

     B.  The following date or dates will constitute Participant Determination
         Dates:

         1. [   ] The first day of the Plan Year.

         2. [ X ] The last day of the Plan Year.

         3. [   ] Service is required on both of the above dates.


     C. Notwithstanding the choices made in Items III. A. and III. B. hereof the following persons or classes of persons shall be ineligible to participate in the Plan: ___________________________________________________________________
____________________________________________________________________________.

IV.  CALCULATION OF THE MULTIPLIER

     A. For each Plan Year, the Multiplier will equal the lesser of 10.0 or the sum of --

         1.  100% of the ROA Factor.
             ---

         2.  100% of the ROE Factor.
             ---

         3.  100% of the NPL Factor.
             ---

         4.  100% of the Efficiency Factor.
             ---

         5.   50% of the CRA Rating Factor.
             ---

         6.   50% for the CAMEL Rating Factor.
             ---

         7.   50% of the Deposit Factor.
             ---

         8.   50% Other:  Compliance Rating Factor.
             ---

     B. The ROA Factor will equal the ratio of (i) the Employer's ROA for the calendar year ending within the Plan Year, to (ii) the average ROA, for the same calendar year, of other companies in the Employer's Peer Group.

     C. The ROE Factor will equal the ratio of (i) the Employer's ROE for the calendar year ending within the Plan Year, to (ii) the average ROE, for the same calendar year, of other companies in the Employer's Peer Group.

     D. The NPL Factor will equal the ratio of (i) the average NPL, for the calendar year ending within the Plan Year, of other companies in the Employer's Peer Group, to (ii) the Employer's NPL for the same calendar year.

     E. The Efficiency Factor will equal the ratio of (i) the average Efficiency Ratio, for the calendar year ending within the Plan Year, of other companies in the Employer's Peer Group, to (ii) the Employer's Efficiency Ratio for the same calendar year.

     F. The CRA Rating Factor will be determined according to the following schedule:

        1.  120% for an "Outstanding" CRA Rating.

        2.  100% for a "Satisfactory" CRA Rating.

        3.    0% for a "Needs Improvement" CRA Rating.

        4. -100% for an "Unsatisfactory" CRA Rating.

     G. The CAMEL Rating Factor will be determined according to the following schedule:

        1.  120% for a CAMEL Rating of 1.

        2.  100% for a CAMEL Rating of 2.

        3. -100% for a CAMEL Rating below 2.

     H. The Compliance Rating Factor will be determined according to the following schedule:

        1.  120% for a Compliance Rating of 1 ("Outstanding").

        2.  100% for a Compliance Rating of 2 ("Satisfactory").

        3. -100% for a Compliance Rating of 3 ("Unsatisfactory").

     I. The Deposit Factor will equal the ratio of the Employer's total deposits on the last day of the Plan Year to its total deposits on the first day of the Plan Year.

     J. Notwithstanding the foregoing, if a ratio referred to in Items IV.B. through IV.E. is less than 80% for any Plan Year, the corresponding Factor shall be zero.

V.   INCENTIVE AWARDS

     A. For each Plan Year, Bonuses will be paid in accordance with Section 4.01 and the following elections:

        1. [ X ] Each Eligible Director will receive a Bonus equal to 2.5% of his or her Compensation times the Multiplier.

        2. [ X ] Each Eligible Key Employee will receive a Bonus equal to 2.5% of his or her Compensation times the Multiplier.

        3. [   ] Each Eligible Employee will receive a Bonus equal to ___% of his or her Compensation times the Multiplier.

        4. [   ] In the discretion of the Committee, but based upon a bonus pool at least equal to $_______ times the Multiplier, with the Employer's President and _____________________ being entitled to at least _____% and _____%, respectively, of such bonus pool.


     B. For each Plan Year, Restricted Stock Awards will be made in accordance with Section 4.02 and the following elections:

        1. [   ] Each Eligible Director will receive a Restricted Stock Award of
                 Shares having a Market Value on the date of the award equal to ___% of the Bonus he or she receives for the Plan Year.

        2. [   ] Each Eligible Key Employee will receive a Restricted Stock
                 Award of Shares having a Market Value on the date of the award equal to ___% of the Bonus he or she receives for the Plan Year.

        3. Each Restricted Stock Award shall become vested at the rate of ___% per Year of Service, provided that vesting will accelerate to 100% upon a Change in Control or the Participant's termination of service with the Employer due to his death, Disability or retirement at or after age __.

     C. For each Plan Year, Options will be granted in accordance with Section
        4.03 and the following elections:

        1. [   ] Each Eligible Director will receive an Option to purchase a number of Shares equal to ___% of the number of Shares subject to the Participant's Restricted Stock Award for the Plan Year.

        2. [   ] Each Eligible Key Employee will receive an Option to purchase a number of Shares equal to ___% of the number of Shares subject to the Participant's Restricted Stock Award for the Plan Year.

        3. Each Option will become exercisable at the rate of ___% per Year of Service, but will become immediately exercisable upon termination of the Participant's service due to death, Disability, or retirement or after age _______.

VI.  DEFERRED COMPENSATION

     A. Who may make deferred compensation elections in accordance with
        Article V of the Basic Plan Document?

        1. [ X ] Directors (including Directors who are Employees).

        2. [   ] The following Key Employees: _______________
                 ____________________________________________.

     B. What investments may Participants select for the rate of return on their deferred compensation?

        1. [ X ] The Multiplier times 1.5% percent, or

        2. [ X ] The highest interest rate being paid by the Employer on 12-month certificates of deposit.

        3. [   ] The rate of return on Common Stock.

        4. [   ] Other:______________________________________.


     C. How does this deferred compensation program affect any existing deferred compensation program maintained by the Employer?

        1. [ X ] There is no existing non-qualified deferred compensation program.

        2. [   ] The existing non-qualified deferred compensation program will be amended and restated as of __________ ___, 19___, and thereafter governed by Article V of the Basic Plan Document.


        3. [   ] The existing deferred compensation program will remain in effect, but only for amounts deferred prior to __________ ___, 19___.

     D. How will fee deferrals subject to Article V of the Plan be held until distributed to Participants?

         1. [ X ] As part of the Employer's general assets.

         2. [   ] In a grantor ("rabbi") trust.

VII. MISCELLANEOUS PROVISION

     A. Section _____ of this Adoption Agreement shall be modified in the following manner:

________________________________________________________________________________
________________________________________________________________________________

     WHEREFORE, on this ____ day of June, 1995, the Employer hereby executes this Adoption Agreement, and thereby establishes the Plan upon the terms and conditions set forth herein and in the Basic Plan Document.


                           BALTIMORE COUNTY SAVINGS BANK, FSB


                           By:
                               ---------------------------------------------
                                        Its President


Witness:

----------------------------------      [SEAL]